UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2016

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34465 001-31441	20-1764048 23-2872718
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA 17055

(Address of principal executive offices) (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02      Results of Operations and Financial Condition.

On February 17, 2016, Select Medical Holdings Corporation (the “Company”) issued a press release announcing an estimate of certain results for its fourth quarter and year ended December 31, 2015 in advance of the announcement of actual results, which is expected to occur after market close on February 25, 2016. A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 7.01      Regulation FD Disclosure.

On February 16, 2016, the Company issued a press release announcing the early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the pending acquisition of Physiotherapy Associates Holdings, Inc. by Select Medical Corporation, a wholly-owned subsidiary of the Company.  A copy of the press release is attached to this report as Exhibit 99.2.

Attached as Exhibit 99.3 and furnished for purposes of Regulation FD is a presentation the Company will use on February 18, 2016 in connection with discussions with its senior lenders regarding a proposed senior secured incremental term facility under its existing credit facility.

The information in this Current Report on Form 8-K (including Exhibits 99.1, 99.2 and 99.3) is being furnished pursuant to Item 2.02 and Item 7.01 of Form 8-K, respectively, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Select Medical Holdings Corporation Press Release dated February 17, 2016.
99.2	Select Medical Holdings Corporation HSR Press Release dated February 16, 2016.
99.3	Select Medical Holdings Corporation Lender Presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION SELECT MEDICAL CORPORATION

Date: February 18, 2016	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Select Medical Holdings Corporation Press Release dated February 17, 2016.
99.2	Select Medical Holdings Corporation HSR Press Release dated February 16, 2016.
99.3	Select Medical Holdings Corporation Lender Presentation.